Exhibit 5.1

April 20, 2023 Nissan Auto Receivables Company II LLC One Nissan Way Franklin, Tennessee 37067	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T +1 312 782 0600 F +1 312 701 7711 www.mayerbrown.com
Re: Nissan Auto Receivables 2023-A Owner Trust Registration Statement on Form SF-3 Registration No. 333-255899

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Receivables Company II LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) and the offering and sale of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) described in the prospectus dated April 18, 2023 (the “Prospectus”), which has been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Nissan Auto Receivables 2023-A Owner Trust, a Delaware statutory trust (the “Trust”), formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”).

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the underwriting agreement, the Indenture (including the form of Notes included as an exhibit thereto), the amended and restated trust agreement, the purchase agreement, the sale and servicing agreement, the asset representations review agreement and the administration agreement (collectively, the “Operative Documents”), each with respect to the Notes. Terms used herein without definition have the meanings given to such terms in the Prospectus.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Trust, authenticated by the Indenture Trustee, and sold by the Company, and (c) payment of the agreed consideration for the Notes has been received by the Trust, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Registration Statement, such Notes will

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Mayer Brown LLP

Nissan Auto Receivables Company II LLC

April 20, 2023

have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, the Delaware General Limited Liability Company Act and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

NAROT 2023-A Form 8-K Legality Opinion

Mayer Brown LLP

Nissan Auto Receivables Company II LLC

April 20, 2023

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP

NAROT 2023-A Form 8-K Legality Opinion